As filed with the Securities and Exchange Commission on May 21, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware                               06-1397316
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)

                             251 Ballardvale Street
                              Wilmington, MA 01887
                                 (870) 862-6411
                    (Address of principal executive offices)

                            -----------------------

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                              2000 INCENTIVE PLAN

                            -----------------------

                           (Full title of the plans)
        Dennis R. Shaughnessy, Senior Vice President and General Counsel
                 Charles River Laboratories International, Inc.
                  251 Ballardvale Street, Wilmington, MA 01887
                    (Name and address of agent for service)
          Telephone number, including area code, of agent for service:
                     (978) 658-6000, (978) 694-9504 (Fax)

                                    Copy to:
                              Richard D. Truesdell
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000
                              (212) 450-4800 (Fax)

                                               CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    Proposed             Proposed
                                                                    Maximum               Maximum
                                              Amount to be     Offering Price Per        Aggregate             Amount of
    Title of Securities to be Registered     Registered(1)           Share(2)        Offering Price(2)     Registration Fee
    ------------------------------------     -------------     ------------------    -----------------     ----------------
Common Stock, $0.01 Par Value...............   2,600,000              $31.05             $80,730,000            $20,183
============================================================================================================================

-------------------
(1) Represents 2,600,000 shares issuable pursuant to the 2000 Incentive Plan, as amended, plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based on the average price of shares registered under this Registration Statement determined on the basis of the average of the high ($31.50) and low ($30.59) prices for the Common Stock reported on the New York Stock Exchange on May 18, 2001.

================================================================================

                                EXPLANATORY NOTE

     A Registration Statement was filed on Form S-8 on October 11, 2000 (Registration No. 333-47768) (the "Prior Registration Statement"), to register under the Securities Act of 1933, as amended, among other things, 1,189,000 shares of Company stock, par value $0.01 per share (the "Common Stock") issuable by us under the Charles River International, Inc. 2000 Incentive Plan (the "Plan"). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 2,600,000 shares of our Common Stock issuable upon stock options granted, or to be granted, under the Plan, as amended at any time or from time to time after the date hereof under the Plan, as amended. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates herein by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act"):

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 30, 2000;

     (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 30, 2000; and

     (c) The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 333-35524), including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-register all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS

4.1** Form of certificate representing shares of common stock, $0.01 par value per share.

4.2** Amended and Restated Investors' Agreement, dated as of June 19, 2000, among Charles River Laboratories International, Inc. and the shareholders named therein.

4.3** Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

4.4** Amended and Restated By-laws of Charles River Laboratories International, Inc.

5.1*      Opinion of Dennis R. Shaughnessy, Esq.

23.1*     Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit 5.1).

23.2*     Consent of PricewaterhouseCoopers LLP.

24.1* Power of Attorney (included on the signature page of this Registration Statement).

99.1*** Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

------------
*    Filed herewith

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001 and incorporated by reference herein.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on this 21st day of May, 2001.

                                       CHARLES RIVER LABORATORIES INTERNATIONAL,
                                       INC.

                                       By: /s/ James C. Foster
                                           -------------------------------------
                                           Name:  JAMES C. FOSTER
                                           Title: Chairman, Chief Executive
                                                  Officer and President


                        POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, Dennis R. Shaughnessy and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on May 21, 2001.


SIGNATURE/TITLE:

/s/ James C. Foster
-----------------------------------------------------
    JAMES C. FOSTER, Chairman,
    Chief Executive Officer  and President


/s/ Thomas F. Ackerman
-----------------------------------------------------
    THOMAS F. ACKERMAN, Chief
    Senior Vice President and Chief Financial Officer


/s/ Robert Cawthorn
-----------------------------------------------------
    ROBERT CAWTHORN, Director


/s/ Stephen D. Chubb
-----------------------------------------------------
    STEPHEN D. CHUBB, Director


-----------------------------------------------------
    THOMPSON DEAN, Director


-----------------------------------------------------
    STEPHEN C. MCCLUSKI, Director

/s/ Reid S. Perper
-----------------------------------------------------
    REID S. PERPER, Director


/s/ Douglas E. Rogers
-----------------------------------------------------
    DOUGLAS E. ROGERS, Director


/s/ Samuel O. Thier
-----------------------------------------------------
    SAMUEL O. THIER, Director


/s/ William Waltrip, III
-----------------------------------------------------
    WILLIAM WALTRIP, III, Director


/s/ Henry Wendt, III
-----------------------------------------------------
    HENRY WENDT, III, Director

                                 EXHIBIT INDEX


Exhibit
Number                                  Exhibit
-------                                 -------
4.1** Form of certificate representing shares of common stock, $0.01 par value per share.

4.2** Amended and Restated Investors' Agreement, dated as of June 19, 2000, among Charles River Laboratories International, Inc. and the shareholders named therein.

4.3** Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

4.4** Amended and Restated By-laws of Charles River Laboratories International, Inc.

5.1*      Opinion of Dennis R. Shaughnessy, Esq.

23.1*     Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit 5.1).

23.2*     Consent of PricewaterhouseCoopers LLP.

24.1* Power of Attorney (included on the signature page of this Registration Statement).

99.1*** Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

------------
*   Filed herewith.

** Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

*** Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001.